UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2012

UNIVERSAL AMERICAN CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35149	27-4683816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Six International Drive, Suite 190

Rye Brook, New York  10573

(Address of principal executive offices) (Zip Code)

(914) 934-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On March 2, 2012, pursuant to the terms of the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 11, 2012, by and among Universal American Corp., a Delaware corporation (the “Company”), APS Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Partners Healthcare Solutions Holdings, L.P., a Delaware limited partnership (“APSLP”), and Partners Healthcare Solutions, Inc., a Delaware corporation (“APS Healthcare”), the Company acquired APS Healthcare pursuant to a merger (the “Merger”) of Merger Sub with and into APS Healthcare, with APS Healthcare surviving the Merger as an indirect wholly-owned subsidiary of the Company.

Pursuant to the Merger Agreement, the Company paid (i) $227.5 million, consisting of approximately $150.5 million in cash, to retire APS Healthcare’s outstanding indebtedness and other liabilities and approximately $77.0 million in equity, consisting of 6,504,461 shares of voting Common Stock, par value $0.01 per share, issued to APSLP (the “Issued Stock”) plus (ii) up to $50 million in potential performance based consideration, payable in cash in March 2014 to the extent APS Healthcare’s financial results exceed certain thresholds (the “Earn-Out”).

The descriptions of the Merger Agreement and related transactions (collectively, the “Transactions”) herein are not complete and are qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which is incorporated by reference herein as Exhibit 2.1 hereto.

Registration Rights Agreement

On March 2, 2012, in connection with the Merger Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with APSLP. Pursuant to the Registration Rights Agreement, APSLP has certain customary demand, shelf and piggyback registration rights with respect to the Issued Stock.

The description of the Registration Rights Agreement herein is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Board Rights Letter

On March 2, 2012, also in connection with the Merger Agreement, the Company and APSLP entered into a letter agreement (the “Board Rights Letter”).  Pursuant to the Board Rights Letter, a fund (the “Designating Fund”) affiliated with GTCR Golder Rauner II, L.L.C. (“GTCR”) designated David Katz to be appointed, and Mr. Katz was so appointed, as a director to the board of directors of the Company (the “Board”) effective as of the closing of the Merger.  GTCR’s right to designate one individual for nomination for election to the Company’s board of directors lasts so long as GTCR and certain of its affiliates continue to hold at least 50% of the shares of the Issued Stock held by GTCR and such affiliates as of the closing of the Merger.

The description of the Board Rights Letter herein is not complete and is qualified in its entirety by reference to the full text of the Board Rights Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Credit Facility

On March 2, 2012, the Company entered into a Credit Agreement (the “Credit Agreement”) with the lenders party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent, for a new five-year $150 million senior secured term loan (the “Term Facility”) and a $75 million senior secured revolving credit facility (the “Revolving Facility”, and together with the Term Facility, the “Facility”).

The proceeds of the Term Facility were used to fund, in part, the Merger consideration.  The Revolving Facility was not drawn at closing.

The Facility bears interest at rates equal to, at the Company’s election, the reserve-adjusted eurodollar rate or the base rate, plus an applicable margin that varies based on the Company’s consolidated leverage ratio from 2.50% to 1.75%, in the case of eurodollar loans, and from 0.75% to 1.50% in the case of base rate loans.  The Company will also be required to pay a commitment fee on unused availability under the Revolving Facility from time to time, that will vary based on the Company’s consolidated leverage ratio, from 0.40% to 0.50%.

The Credit Agreement contains customary representations and warranties as well as customary affirmative and negative covenants.  Negative covenants include, among others, limitations on the incurrence of indebtedness, limitations on the incurrence of liens and limitations on acquisition, dispositions, investments and restricted payments.  In addition, the Credit Agreement contains certain financial covenants relating to minimum risk-based capital, consolidated leverage ratio, and consolidated debt service ratio.

The Credit Agreement contains customary events of default.  Upon the occurrence and during the continuance of an event of default, the Lenders may declare the outstanding advances and all other obligations under the Credit Agreement immediately due and payable. The Company’s obligations under the Credit Agreement are secured by a first priority security interest in 100% of the capital stock of the Company’s material subsidiaries.

The description of the Credit Agreement herein is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 2.01.             Completion of Acquisition or Disposition of Assets.

The disclosure set forth under Item 1.01 relating to the consummation of the Merger is incorporated by reference into this Item 2.01.

Item 2.03.             Creation of a Direct Financial Obligation.

The disclosure set forth under Item 1.01 relating to the consummation of the Merger is incorporated by reference into this Item 2.01.

Item 3.02.             Unregistered Sales of Equity Securities.

In connection with the Closing of the Merger and pursuant to the Merger Agreement, the Company issued the Issued Stock to APSLP.  The shares of Issued Stock issued to APSLP were offered and sold in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”).  The offer and sale of the Issued Stock to APSLP was a privately negotiated transaction with APSLP, which did not involve a general solicitation.  The certificates representing the shares of Issued Stock issued to APSLP contain a legend to the effect that such shares are not registered under the Securities Act and may not be sold or transferred except pursuant to a registration which has become effective under the Securities Act or pursuant to an exemption from such registration.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of David Katz to the Board of Directors

The Board appointed Mr. David Katz to the Board, effective March 2, 2012, in accordance with the Board Rights Letter and the Company’s amended and restated certificate of incorporation and amended and restated bylaws, thereby increasing the number of directors on the Board from 14 directors to 15 directors.  The disclosure set forth under Item 1.01 is incorporated by reference into this Item 5.02.  Mr. Katz has been a Principal at GTCR since 2006.

Appointment of Gregory Scott as Co-President of the Company

On March 2, 2012, in connection with the closing of the Merger described in Item 2.01, Gregory Scott, age 58, was appointed Co-President of the Company.  Mr. Scott previously served as the Chairman of the Board of Directors and Chief Executive Officer of APS Healthcare since June 2007. Prior to joining APS Healthcare, Mr. Scott was Executive Vice President and Chief Financial Officer of Pacificare Health Systems.

The terms and conditions of Mr. Scott’s employment are governed by an employment letter dated January 10, 2012, entered into among the Company, APS Healthcare Bethesda, Inc. (“APS”) and Mr. Scott in connection with the signing of the Merger Agreement.  Pursuant to the employment letter, Mr. Scott will serve as Co-President of the Company and will report to the Chief Executive Officer of the Company.  Mr. Scott is entitled to an annual base salary of $530,000; an annual target bonus opportunity of 100% of base salary; and employee benefits made available by the Company and APS  generally to its senior executive officers (although Mr. Scott will participate in the APS benefit plans until transition to the Company’s benefit plans).

At closing, Mr. Scott was granted the following equity awards under the Universal American Corp. 2011 Omnibus Equity Award Plan (the “Equity Plan”):

•                  a stock option to purchase 319,800 shares of Common Stock of the Company (“Company Common Stock”), at an exercise price equal to $11.49, the closing price of Company Common Stock on March 2, 2012  The option has a five year term, and vests and becomes exercisable as to 25% of the underlying shares on each of the first four anniversaries of the date of grant, subject to Mr. Scott’s continued employment on each vesting date;

•                  93,275 restricted shares of Company Common Stock, which vest as to 25% of the underlying shares on each of the first four anniversaries of the date of grant, subject to Mr. Scott’s continued employment on each vesting date; and

•                  106,600 performance shares, which vest up to 33.3% of the shares on each of March 15, 2013, March 15, 2014 and March 15, 2015, subject to Mr. Scott’s continued employment on each vesting date and the achievement of certain financial performance thresholds by the  APS Healthcare business.

The stock option and restricted shares will become fully vested upon a change in control (as defined in the employment letter) subject to Mr. Scott’s continued employment through the consummation of the change in control.

Mr. Scott’s employment may be terminated with or without “cause,” and Mr. Scott may resign from his employment with or without “good reason” (as such terms are defined in his employment letter).  In the event of a termination of his employment by the Company without cause or by Mr. Scott for good reason, subject to his delivery of a release of claims, Mr. Scott would be entitled to (i) any unpaid bonus for the fiscal year prior to termination; (ii) a lump sum severance payment equal to one times base salary; (iii) continuation of welfare benefits coverage for 18 months; and (iv) if such termination is on or prior to the second anniversary of the date of the closing of the Merger, then accelerated vesting (and exercisability, if applicable) of the restricted shares and stock option granted to him in connection with closing with respect to that portion of each that would have vested in accordance with its normal vesting schedule during the one-year period following such termination if his employment had not terminated.  If Mr. Scott’s employment is terminated by the Company without cause or by Mr. Scott for good reason within 12 months following a change in control, his severance would be enhanced to include: (a) an additional lump sum payment equal to two times his base salary; (b) continuation of welfare benefits plan coverage for an additional six-month period; and (c) full vesting of his 401(k) balance.

During the term of Mr. Scott’s employment and for a one-year period following termination, he is subject to certain confidentiality, non-solicitation and non-compete restrictions.  The non-compete restriction terminates if Mr. Scott’s employment is terminated within 12 months following a change in control.

Transactions with Directors and Officers

As part of the merger consideration paid by the Company in connection with the closing of the Merger, Mr. Scott, a limited partner of APSLP, received an aggregate of 188,486 shares of the

Issued Stock.  In addition, Mr. Scott is eligible to receive a portion of the Earn-Out.

Forward Looking Statements

This Current Report on Form 8-K (including information included or incorporated by reference herein) contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA.  Such statements that are not historical facts are hereby identified as forward-looking statements and intended to be covered by the safe harbor provisions of the PSLRA and can be identified by the use of the words “believe,” “expect,” “predict,” “project,” “potential,” “estimate,” “anticipate,” “should,” “intend,” “may,” “will,” and similar expressions or variations of such words, or by discussion of future financial results and events, strategy or risks and uncertainties, trends and conditions in the Company’s business and competitive strengths, all of which involve risks and uncertainties.

Where, in any forward-looking statement, we or our management expresses an expectation or belief as to future results or actions, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Our actual results may differ materially from our expectations, plans or projections. We warn you that forward-looking statements are only predictions and estimates, which are inherently subject to risks, trends and uncertainties, many of which are beyond our ability to control or predict with accuracy and some of which we might not even anticipate.  We give no assurance that we will achieve our expectations and we do not assume responsibility for the accuracy and completeness of the forward-looking statements. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements as a result of many factors, including the risk factors described in the risk factor section of our SEC reports. A summary of the information set forth in the “Risk Factors” section of our SEC reports and other risks includes, but is not limited to the following:  we are subject to extensive government regulation; the CMS sanction that suspended us from marketing to and enrolling new members in our Medicare Advantage plans during the 2011 annual enrollment period had and may continue to have a material adverse effect on the Medicare Advantage business, financial condition and results of operations; the potential that CMS and/or other regulators could impose significant fines, penalties or operating restrictions on the Company; recently enacted healthcare legislation and subsequent rules promulgated by CMS could have a material adverse effect on our opportunities for growth and our financial results; we may continue to experience membership losses in our Medicare Advantage business; reductions in funding for Medicare programs could materially reduce our profitability; we may invest significant capital and management attention in new business opportunities, including accountable care organizations, that may not be successful; failure to reduce our operating costs could have a material adverse effect on our financial position, results of operations and cash flows; competition in the insurance and healthcare industries is intense, and if we do not design and price our products properly and competitively, our membership and profitability could decline; our reserves may not be adequate; we may not be able to improve our CMS star ratings which may cause certain of our plans to be terminated or to receive less bonuses or rebates than our competitors; we may experience higher than expected loss ratios which could materially adversely affect our results of operations; compliance with laws and regulations is complex and expensive, and any violation of the laws and regulations applicable to us could reduce our revenues and profitability and otherwise adversely affect our operating results and/or impact our ability to sell Medicare products; changes in governmental regulation or legislative reform could increase our costs of doing business and adversely affect our profitability; our Medicare Advantage business is subject to an annual competitive bidding process that could adversely affect our profitability; CMS’s risk adjustment payment system, including the results of any RADV audits, and budget neutrality factors make our revenue and profitability difficult to predict and could result in material retroactive adjustments to our results of operations; if we are unable to develop and maintain satisfactory relationships with the providers of care to our members, our profitability could be adversely affected and we may be precluded from operating in some markets; substantially all our revenues are tied to our Medicare businesses and regulated by CMS and if our government contracts are not renewed or are terminated, our business could be substantially impaired; we derive a substantial portion of our Medicare Advantage revenues and profits from Medicare Advantage HMO operations in Texas, and legislative actions, economic conditions or other factors that adversely affect those operations could materially reduce our revenues and profits; we may incur losses in our long-term care insurance business; any failure by us to manage our operations or to successfully complete or integrate acquisitions, dispositions and other significant transactions could harm our financial results, business and prospects; we may be unable to access sources of financing; the historical consolidated financial information of old Universal American is not necessarily representative of our future financial position, future results of operations or future cash flows nor do they reflect what our financial position, results of operations or cash flows would have been as a stand-alone company during the periods presented; future sales of our common stock by our significant shareholders may depress the market price of our common stock; problems may arise in successfully integrating the APS Healthcare business, which may result in the Company not operating as effectively and efficiently as expected or failing to achieve the expected benefits of the transaction; the Company may be unable to achieve cost-cutting synergies arising out of the transaction or it may take longer than expected to achieve those synergies; the APS Healthcare transaction may involve unexpected costs, unexpected liabilities or unexpected delays.  Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the Company.

All forward-looking statements included in this Current Report on Form 8-K (including information included or incorporated by reference herein) are based upon information available to the Company as of the date of this report, and we assume no obligation to update or revise any such forward-looking statements.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of January 11, 2012, by and among Universal American Corp., APS Merger Sub, Inc., Partners Healthcare Holdings, L.P. and Partners Healthcare Solutions, Inc. (filed as Exhibit 2.1 to the Company’s Form 8-K filed on January 18, 2012, and incorporated by reference herein)

4.1*	Registration Rights Agreement, dated as of March 2, 2012, among Universal American Corp. and Partners Healthcare Solutions Holdings, L.P.

10.1*	Letter Agreement, dated March 2, 2012, between Universal American Corp. and Partners Healthcare Solutions Holdings, L.P.

10.2*

Credit Agreement, dated as of March 2, 2012, by and among Universal American Corp., each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Fifth Third Bank, SunTrust Bank, and U.S. Bank National Association as Joint Lead Arrangers, Joint Book Managers and Co-Syndication Agents.

10.3*	Employment Letter Agreement, dated January 10, 2012, by and among Universal American Corp., APS Healthcare Bethesda, Inc. and Gregory Scott.

*                                         Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 8, 2012

UNIVERSAL AMERICAN CORP.

By:	/s/ Tony L. Wolk
Name: Tony L. Wolk
Title: SVP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of January 11, 2012, by and among Universal American Corp., APS Merger Sub, Inc., Partners Healthcare Holdings, L.P. and Partners Healthcare Solutions, Inc. (filed as Exhibit 2.1 to the Company’s Form 8-K filed on January 18, 2012, and incorporated by reference herein)

4.1*	Registration Rights Agreement, dated as of March 2, 2012, among Universal American Corp. and Partners Healthcare Solutions Holdings, L.P.

10.1*	Letter Agreement, dated March 2, 2012, between Universal American Corp. and Partners Healthcare Solutions Holdings, L.P.

10.2*

Credit Agreement, dated as of March 2, 2012, by and among Universal American Corp., each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Fifth Third Bank, SunTrust Bank, and U.S. Bank National Association as Joint Lead Arrangers, Joint Book Managers and Co-Syndication Agents.

10.3*	Employment Letter Agreement, dated January 10, 2012, by and among Universal American Corp., APS Healthcare Bethesda, Inc. and Gregory Scott.

*                                         Filed herewith.